UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2014

CERUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-21937	68-0262011
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2550 Stanwell Drive

Concord, California 94520

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (925) 288-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 21, 2014, Cerus Corporation (the “Company,” “we,” “us,” or “our”) entered into Amendment No. 1 (the “Amendment”) to the Controlled Equity OfferingSM Sales Agreement, dated August 31, 2012 (the “Original Agreement” and as so amended, the “Sales Agreement”), with Cantor Fitzgerald & Co., as sales agent (“Cantor”), pursuant to which the Company may offer and sell, from time to time, through Cantor additional shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), having an aggregate offering price of up to $40.0 million (such shares, the “Additional Shares”). The Additional Shares are in addition to the shares of Common Stock remaining unsold under the Original Agreement. As of immediately prior to the Amendment, shares of Common Stock having an aggregate offering price of up to $1.5 million remained unsold under the Original Agreement. The issuance and sale of these shares under the Sales Agreement, if any, is subject to the continued effectiveness of the Company’s shelf registration statement on Form S-3, File No. 333-178480, initially filed with the Securities and Exchange Commission on December 14, 2011. We make no assurance as to the continued effectiveness of this shelf registration statement.

Under the Sales Agreement, Cantor may sell the Additional Shares by methods deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through The NASDAQ Global Market, the existing trading market for the Common Stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law. Subject to the terms and conditions of the Sales Agreement, Cantor will use commercially reasonable efforts to sell our Common Stock from time to time, based upon our instructions (including any price, time or size limits or other customary parameters or conditions we may impose). Cantor is entitled to compensation from us at a commission rate of up to 3.0% of the gross sales price per share of Common Stock under the terms of the Sales Agreement. We are not obligated to make any sales of Common Stock, including any sales of Additional Shares, under the Sales Agreement. The offering of shares of our Common Stock pursuant to the Sales Agreement will terminate upon the earlier of (1) the sale of all Common Stock subject to the Sales Agreement and (2) termination of the Sales Agreement. The Sales Agreement may be terminated by Cantor or the Company at any time upon 10 days notice to the other party, or by Cantor at any time in certain circumstances, including the occurrence of a material adverse change with respect to the Company.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to (i) the Original Agreement, a copy of which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on August 31, 2012, and (ii) the Amendment which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K, and in each case incorporated herein by reference.

The opinion of our counsel regarding the validity of the Additional Shares that may be sold pursuant to the Sales Agreement is filed herewith as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Common Stock discussed herein, nor shall there be any offer, solicitation, or sale of Common Stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

5.1	Opinion of Cooley LLP.

10.1	Amendment No 1. to Controlled Equity OfferingSM Sales Agreement, dated March 21, 2014, by and between Cerus Corporation and Cantor Fitzgerald & Co.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERUS CORPORATION
Dated: March 21, 2014
	By:	/s/ Kevin D. Green
Kevin D. Green
Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Number	Description

5.1	Opinion of Cooley LLP.

10.1	Amendment No 1. to Controlled Equity OfferingSM Sales Agreement, dated March 21, 2014, by and between Cerus Corporation and Cantor Fitzgerald & Co.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).